EXHIBIT 21.1
The following are subsidiaries of the Company as of December 31, 2017. The names of other subsidiaries have been omitted as they would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary pursuant to Item 601(b)(21)(ii) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Subsidiary	State of Organization	D/B/A
Accredo Health Group, Inc.	Delaware	Liberty Pennsylvania, Medco Health Solutions, Liberty Texas, Gentiva, Gentiva Health Services
Accredo Health, Incorporated	Delaware	None
AHG of New York, Inc.	New York	None
Bio Partners In Care, Inc.	Missouri	None
CareCore National, LLC	New York	eviCore healthcare
CuraScript, Inc.	Delaware	CuraScript SP Specialty Pharmacy
Diversified Pharmaceutical Services, Inc.	Minnesota	None
ESI Canada	Ontario, Canada	None
ESI Mail Order Processing, Inc.	Delaware	None
ESI Mail Pharmacy Service, Inc.	Delaware	ESI Distribution Services, Express Scripts
ESI Partnership	Delaware	None
ESI Resources, Inc.	Minnesota	None
ESI-GP Holdings, Inc.	Delaware	None
eviCore healthcare MSI, LLC	Tennessee	eviCore healthcare
Express Scripts Administrators, LLC	Delaware	Express Scripts
Express Scripts Canada Co.	Nova Scotia, Canada	None
Express Scripts Canada Holding, Co.	Delaware	None
Express Scripts Pharmaceutical Procurement, LLC	Delaware	None
Express Scripts Pharmacy, Inc.	Delaware	Catamaran Home Delivery, Express Scripts
Express Scripts Sales Operations, Inc.	New Jersey	None
Express Scripts Services Company	Delaware	ESI/VRX Sales Development Co.
Express Scripts Specialty Distribution Services, Inc.	Delaware	Express Scripts Specialty Care
Express Scripts Strategic Development, Inc.	New Jersey	None
Express Scripts Utilization Management Co.	Delaware	None
Express Scripts, Inc.	Delaware	Express Scripts Administrators, Express Scripts Insurance Solutions
Lynnfield Drug, Inc.	Florida	Freedom Fertility Pharmacy, Hemophilia of the Sunshine State, Freedom Drug
MAH Pharmacy, L.L.C.	Delaware	CHD Pharmacy, Catalyst Mail, Catamaran Home Delivery, Meds at Home
Matrix GPO, LLC	Indiana	None
Medco Containment Insurance Company of New York	New York	None
Medco Containment Life Insurance Company	Pennsylvania	None
Medco Europe II, L.L.C.	Delaware	None
Medco Europe, L.L.C.	Delaware	None
Medco Health Puerto Rico, L.L.C.	Delaware	None
Medco Health Services, Inc.	Delaware	None

Subsidiary	State of Organization	D/B/A
Medco Health Solutions, Inc.	Delaware	Medco Health, Medco Health Solutions, Express Scripts, Medco Health and Medco Health Solutions, Medco RX Discount Program, MHS Administrators of Rhode Island, Inc., Medco
Medco International Holdings B.V.	Netherlands	None
MHS Holdings, C.V.	Netherlands	None
Oz Parent, Inc.	Delaware	None
Priority Healthcare Corporation	Indiana	None
Priority Healthcare Distribution, Inc.	Florida	CuraScript SD Specialty Distribution
Strategic Pharmaceutical Investments, LLC	Delaware	None
Systemed, L.L.C.	Delaware	None